UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2021

LUCID DIAGNOSTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Grand Central Place, Suite 4600

New York, New York 10165

(Address of Principal Executive Offices) (Zip Code)

(212) 949-4319

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 18, 2021, Lucid Diagnostics Inc. (the “Company”) consummated the initial public offering (“IPO”) of 5,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”). The shares of Common Stock were offered to the public through an underwriting syndicate acting on a firm commitment basis. The Common Stock was sold at a public offering price of $14.00 per share, generating gross proceeds of $70,000,000.

The underwriters for the offering received discounts and commissions equal to 7.0% of the aggregate purchase price of the Common Stock sold in the offering. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock from the Company at the initial public offering price less underwriting discounts and commissions.

Cantor and Canaccord Genuity are acting as joint book-running managers for the offering. BTIG and Needham & Company are acting as co-lead managers for the offering.

A copy of the press release issued by the Company announcing the consummation of the IPO is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2021

LUCID DIAGNOSTICS INC.

By:	/s/ Lishan Aklog, M.D
Name:	Lishan Aklog, M.D.
Title:	Chairman and Chief Executive Officer

3